Exhibit 8.1
                               NIXON PEABODY LLP
                               Attorneys at Law
                                Clinton Square
                             Post Office Box 1051
                        Rochester, New York 14603-1051
                                (716) 263-1000
                              Fax: (716) 263-1600


                                August 31, 2000





Home Properties of New York, Inc.
850 Clinton Square
Rochester, New York  14604

Gentlemen:

     We have acted as counsel to Home Properties of New York, Inc. ("Home Properties") in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission today (the "Registration Statement"). This opinion relates to the Company's qualification for federal income tax purposes as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for taxable years beginning with the taxable year ending December 31, 1994 and to the accuracy of the "FEDERAL INCOME TAX CONSIDERATIONS" section of the Registration Statement. All capitalized terms used but not defined herein shall have the meaning assigned to them in the Registration Statement.

     For the purpose of rendering our opinion, we have examined and are relying upon the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

      1. The Articles of Amendment and Restatement of the Articles of Incorporation of Home Properties, as amended, and the Articles of Incorporation of the Management Companies.

      2. The By-Laws of Home Properties, as amended, and the By-Laws of the Management Companies.

      3. The Certificate of Limited Partnership and the Second Amended and Restated Agreement of Limited Partnership of Home Properties of New York, L.P., as amended (the "Operating Partnership").

      4.  The Registration Statement.

      5. Representations made to us by officers of Home Properties, the Operating Partnership and the Management Companies in certificates (the "Certificates") delivered to us in connection with the Registration Statement or this opinion, which we have no reason to believe contain any material inaccuracies.

     In connection with rendering this opinion, we have assumed and are relying upon, without any independent investigation or review thereof, the following:
(i) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and authenticity of the originals of such documents; (ii) that neither Home Properties, the Operating Partnership nor the Management Companies will make any amendments to its organizational documents after the date of this opinion that would adversely affect Home Properties' qualification as a REIT for any taxable year (iii) that no actions will be taken by Home Properties, the Operating Partnership or the Management Companies after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based; and (iv) that all documents, certificates, representations, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this opinion continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete. We assume that Home Properties has been and will operated in accordance with applicable laws and the terms and that the descriptions of Home Properties, the Operating Partnership and the Management Companies and their activities, operations and governance set forth in the Registration Statement are true and correct.

     Based on our examination of the foregoing items, subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

      1. Commencing with Home Properties' taxable year ending December 31, 1994, Home Properties was organized in conformity with the requirements for qualification as a REIT under the Internal Revenue of 1986, as amended (the "Code"), its method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code, and the proposed method of operation described in the Prospectus included in the Registration Statement will enable Home Properties to satisfy the requirements for such qualification under the Code for subsequent taxable years.

      2. Home Properties is properly treated as a partner for federal income tax purposes in the Operating Partnership, and the Operating Partnership is properly classified as a partnership for federal income tax purposes and not as an association taxable as a corporation.

      3. The statements in the Prospectus included in the Registration Statement under the caption "FEDERAL INCOME TAX CONSIDERATIONS" to the extent such information constitutes matters of law, summaries of legal matters or legal conclusions, have been reviewed by us and are accurate in all material respect and fairly summarize the federal income tax considerations that are likely to be material to holders of common stock who are United States citizens or residents or domestic corporations and who are not subject to special treatment under the tax laws.

     Our opinions expressed herein are based upon our interpretation of the current provisions of the Code and existing judicial decisions, administrative regulations and published rulings and procedures (including the practices and policies in issuing private letter rulings, which are not binding on the Internal Revenue Service except with respect to the taxpayer who receives such ruling). Our opinions are not binding upon the Internal Revenue Service or courts and there is no assurance that the Internal Revenue Service will not successfully challenge the conclusions set forth herein. The Internal Revenue Service has not yet issued regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. Consequently, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no obligation to advise you of changes in law which may occur after the date hereof.

     Our opinions are limited to the federal income tax matters and the federal law of the United States of America addressed herein, and no other opinions are rendered with respect to any other matter not specifically set forth in the foregoing opinion and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     Home Properties' qualification and taxation as a real estate investment trust depend upon Home Properties' ability to satisfy, through actual operating results, the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary to qualify and be taxed as a REIT. The foregoing opinions are based upon the method of operation as described in the Registration Statement and facts stated in the Certificates and other documents described herein. We undertake no obligation to review at any time in the future whether Home Properties has fulfilled the requirements listed in this paragraph and, consequently, no assurance can be given that the actual results of Home Properties' operations for any taxable year will satisfy the requirements of the Code necessary to qualify or be taxed as a REIT.

     In the event any one of the statements, representations, warranties or assumptions we have relied upon to issue this opinion is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

     We hereby consent to the reference to us under the captions "FEDERAL INCOME TAX CONSIDERATIONS" and "LEGAL MATTERS" in the Registration Statement, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the Securities Act of 1933, as amended, with respect to any part of the Registration Statement.

     This letter is furnished to Home Properties, the Operating Partnership and the Management Companies and is solely for your benefit. This letter may not be relied upon by any other person or for any other purpose and may not be referred to or quoted from without our prior written consent.

                                 Very truly yours,


                                 /s/  Nixon Peabody LLP